Report of Independent Registered
Public Accounting Firm
The Board of Trustees
Legg Mason Partners Variable Equity
Trust:

In planning and performing our audits of the financial statements of Legg Mason
Partners Variable Aggressive Growth
Portfolio, Legg Mason Partners Variable
Dividend Strategy Portfolio, Legg
Mason Partners Variable International
All Cap Opportunity Portfolio (formerly
Legg Mason Partners Variable
International All Cap Growth Portfolio),
Legg Mason Partners Variable Large
Cap Growth Portfolio, Legg Mason
Partners Variable Mid Cap Core
Portfolio and Legg Mason Partners
Variable Social Awareness Portfolio
(formerly Legg Mason Partners Variable
Social Awareness Stock Portfolio), each
a series of Legg Mason Partners
Variable Equity Trust, as of and for the year ended October 31, 2007, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered
the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.

Management of the Funds is responsible
for establishing and maintaining
effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S.
generally accepted accounting
principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2007.
This report is intended solely for the
information and use of management and
the Board of Legg Mason Partners
Variable Equity Trust and Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP

New York, New York
December 21, 2007